Exhibit 99.1

The Buying Engine Is Back On: Offerpad Announces Q2 2026 Results With Multi-Year High Margins and Accelerating Signings

TEMPE, Ariz. – August 3, 2026 – Offerpad Solutions Inc. (NYSE: OPAD), a leading tech-enabled real estate solutions company, today reported financial results for the second quarter ended June 30, 2026.

During the quarter, Offerpad generated $78 million in revenue on 295 closed real estate transactions. Net loss was $9.3 million, and Adjusted EBITDA was a loss of $6.2 million, a sequential improvement, and the Company’s second consecutive quarter of progress toward positive Adjusted EBITDA. Gross margin improved to 9.2% from 6.9% in the first quarter, its highest level since the third quarter of 2023, driven by improved Cash Offer margins and continued growth in higher-margin services, which reached 30% of real estate transactions, up from 20% in the first quarter.

Volume built steadily through the second quarter, with contract signings growing from 129 in April, to 163 in May, and 256 in June — nearly double where signings started. In June, roughly one in three post-inspection final offers converted to a signed contract; and based on recent cohorts, approximately 90% of signed contracts convert to an acquisition. This growing pipeline is expected to drive higher transaction volume in the second half of fiscal 2026, as homes typically sell within 120 to 150 days after signing.

“For the past year, we’ve been executing against one clear operating framework, built around three objectives: disciplined transaction growth, expanding contribution margin, and operating leverage. That work is showing up now — the buying engine is back on, and every home we acquire reflects the discipline we built this business on,” said Brian Bair, Chairman and Chief Executive Officer of Offerpad. “The progress is reflected in our second quarter results, with contract signings nearly doubling within the quarter, while demand remained consistent. We expect that momentum to move through the transaction cycle and into future closings, and believe the operating leverage built into the business becomes increasingly evident.”

Offerpad’s Operating Plan is anchored by three objectives that guide how the Company sets priorities, deploys capital and evaluates performance. Each has been reflected in how the Company has operated and reported over the past year:

•
Scale transactions through disciplined growth. Restore volume through improved home selection, sharper pricing in faster-selling segments and higher funnel conversion, with a target of approximately 1,000 transactions per quarter, the level at which the Company believes its current cost structure can support Adjusted EBITDA breakeven.
•
Expand contribution margin across homes and services. Improve pricing precision, reduce holding periods and grow higher-margin, fee-based revenue. In the second quarter, contribution profit after interest per real estate transaction improved to $13,500, up from $5,500 in the first quarter and its highest level since the third quarter of 2023.
•
Drive operating leverage as volume scales. Maintain a structurally lower cost base, with over $140 million in annualized expenses removed since 2022, while scaling expected transaction volume with the goal of creating greater operating leverage and improving the path to profitability.

“Second quarter results demonstrate continued improvement in the underlying economics of the business. Contribution profit after interest reached $13,500 per real estate transaction, our highest level in nearly three years, while Adjusted EBITDA improved sequentially for the second consecutive quarter. We’re also seeing real improvement in the metrics that drive future performance — average time to cash improved to 119 days in June, within our target range,” said Peter Knag, Chief Financial Officer of Offerpad.

Looking Ahead

Offerpad’s objective is unchanged: to exit 2026 at a run-rate of approximately 1,000 home transactions per quarter across Cash Offer, Cash Offer Marketplace, and Brokerage Services, excluding Renovate, and at a run-rate of positive Adjusted EBITDA.

For the third quarter of 2026, Offerpad expects revenue in the range of $90 million to $100 million, with 350-400 real estate transactions (19-36% sequential increase), and anticipates Adjusted EBITDA to improve sequentially.

The Company also published an Operating Plan, offering investors a closer look at how Offerpad thinks about the business — the priorities guiding its decisions and the way it measures progress over time. The plan is available at investor.offerpad.com.

For additional information, please refer to Offerpad’s full financial results available at investor.offerpad.com.

Q2 2026 Financial Results (year over year)

	Q2 2026	Q2 2025	Percentage Change
Homes acquired	268	443	(40%)
Homes sold	206	452	(54%)
Total real estate transactions[1]	295	568	(48%)
Revenue	$77.7M	$160.3M	(52%)
Gross profit	$7.1M	$14.2M	(50%)
Net loss	($9.3M)	($10.9M)	15%
Adjusted EBITDA	($6.2M)	($4.8M)	(29%)
Diluted net loss per share	($1.94)	($3.93)	51%
Gross profit per home sold	$34,500	$31,400	10%
Gross profit per real estate transaction	$24,100	$25,000	(4%)
Contribution profit after interest per home sold	$19,400	$12,400	56%
Contribution profit after interest per real estate transaction	$13,500	$9,900	36%
Cash and cash equivalents	$33.1M	$22.7M	46%

1 Total real estate transactions represents the total number of closed real estate transactions including Cash Offer homes sold, Cash Offer Marketplace transactions, and listings closed under our Brokerage Services solutions.

Additional information regarding Offerpad’s second quarter of 2026 financial results and management commentary can be found by accessing the Company’s Quarterly Shareholder presentation on the Offerpad investor relations website.

Third Quarter 2026 Outlook

Offerpad is providing its third quarter outlook for 2026 as follows:

Q3 2026 Outlook
Real estate transactions	350 to 400
Revenue	$90M to $100M
Adjusted EBITDA[2]	Improve Sequentially

2 See Non-GAAP financial measures below for an explanation of why a reconciliation of this guidance cannot be provided.

Conference Call and Webcast Details

Brian Bair, Chairman and CEO, and Peter Knag, CFO, will host a conference call and accompanying webcast on August 3, 2026, at 4:30 p.m. ET. The webcast can be accessed on Offerpad’s Investor Relations website. Those interested can register here. Access to a replay of the webcast will be available from the same website address shortly after the live webcast concludes.

About Offerpad

Offerpad Solutions Inc. (NYSE: OPAD) is a real estate solutions company focused on giving homeowners more control, flexibility, and choice when buying and selling a home. Offerpad provides Cash Offers, Agent listing services, access to additional cash buyers through marketplace-enabled capabilities, and renovation services that support both internal transactions and third-party partners.

Founded in 2015, the Company combines proprietary technology with local real estate expertise to simplify the home sale process and reduce friction across the transaction lifecycle, helping customers move forward with speed, transparency, and confidence. Learn more at www.offerpad.com.

#OPAD_IR

Contact:

Investors & Media

Cortney Read

VP, Investor Relations & Communications

Investors@offerpad.com

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding Offerpad’s financial outlook, including transactions across Cash Offer, Cash Offer Marketplace and Brokerage Services, revenue, and Adjusted EBITDA, and expectations regarding cost structure, run-rate, profitability, operating leverage, transaction demand and volume, signed contracts, closing periods, conversion, growth and AI capabilities are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Offerpad’s ability to respond to general economic conditions; the health of the U.S. residential real estate industry; real estate inventory; Offerpad’s ability to successfully launch, market to customers, manage or expand its products and services; Offerpad’s ability to grow market share in its existing markets or any new markets it may enter; Offerpad’s ability to grow effectively; Offerpad’s ability to achieve and maintain profitability in the future; Offerpad’s underwriting process, ability to accurately value and manage real estate inventory, maintain an adequate and desirable supply of real estate inventory, and manage renovations; Offerpad’s ability to manage, develop and refine its technology platform; the success of strategic relationships with third parties; Offerpad’s ability to regain compliance with New York Stock Exchange (“NYSE”) Rule 802.01B, sufficiently execute its business plan, or failure to comply with other NYSE continued listing rules; macroeconomic trends, including due to conflict in the Middle East; and Offerpad’s ability to use net operating loss carryforwards and other tax attributes due to ownership changes. These and other important factors discussed under the caption “Risk Factors” in Offerpad’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission on February 24, 2026, and Offerpad’s other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Statements of Operations

	Three Months Ended
	June 30,
(in thousands, except per share data) (Unaudited)	2026	2025
Revenue	$77,653	$160,315
Cost of revenue	70,536	146,126
Gross profit	7,117	14,189
Operating expenses:
Sales, marketing and operating	7,622	13,188
General and administrative	6,780	7,796
Technology and development	954	986
Total operating expenses	15,356	21,970
Loss from operations	(8,239)	(7,781)
Other income (expense):
Change in fair value of warrant liabilities	123	329
Interest expense	(1,387)	(3,665)
Other income, net	231	244
Total other expense	(1,033)	(3,092)
Loss before income taxes	(9,272)	(10,873)
Income tax expense	(16)	(30)
Net loss	$(9,288)	$(10,903)
Net loss per share, basic	$(1.94)	$(3.93)
Net loss per share, diluted	$(1.94)	$(3.93)
Weighted average common shares outstanding, basic	4,795	2,777
Weighted average common shares outstanding, diluted	4,795	2,777

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Balance Sheets

	As of June 30,	As of December 31,
(in thousands, except par value per share) (Unaudited)	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$33,118	$26,543
Restricted cash	1,741	1,627
Accounts receivable	6,132	7,938
Real estate inventory	94,226	93,793
Prepaid expenses and other current assets	2,919	1,792
Total current assets	138,136	131,693
Property and equipment, net	14,074	14,673
Other non-current assets	8,079	8,405
TOTAL ASSETS	$160,289	$154,771
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,881	$1,667
Accrued and other current liabilities	7,580	8,698
Secured credit facilities and other debt, net	82,306	75,494
Secured credit facilities with a related party, net	2,866	2,582
Warrant liabilities	69	361
Total current liabilities	95,702	88,802
Revolving credit facility, net	14,718	14,650
Other long-term liabilities	12,563	13,100
Total liabilities	122,983	116,552
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.0001 par value; 2,000,000 shares authorized; 4,832 and 3,721 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	563,157	544,649
Accumulated deficit	(525,851)	(506,430)
Total stockholders’ equity	37,306	38,219
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$160,289	$154,771

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Statements of Cash Flows

	Six Months Ended
	June 30,
($ in thousands) (Unaudited)	2026	2025
Cash flows from operating activities:
Net loss	$(19,421)	$(25,960)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	572	459
Amortization of debt financing costs	197	618
Real estate inventory valuation adjustment	661	2,795
Stock-based compensation	1,954	3,039
Change in fair value of warrant liabilities	(292)	(72)
Loss on disposal of property and equipment	51	75
Changes in operating assets and liabilities:
Accounts receivable	1,806	(3,695)
Real estate inventory	(1,094)	(1,358)
Prepaid expenses and other assets	(801)	990
Accounts payable	1,214	(625)
Accrued and other liabilities	(1,655)	88
Net cash used in operating activities	(16,808)	(23,646)
Cash flows from investing activities:
Purchases of property and equipment	(53)	(1,079)
Proceeds from sale of property and equipment	29	—
Net cash used in investing activities	(24)	(1,079)
Cash flows from financing activities:
Borrowings from secured credit facilities and other debt	122,037	310,946
Repayments of secured credit facilities and other debt	(115,024)	(332,904)
Payment of debt financing costs	(46)	—
Proceeds from January 2026 Offering	18,000	—
Issuance costs of January 2026 Offering	(1,187)	—
Payments for taxes related to stock-based awards	(259)	(197)
Net cash provided by (used in) financing activities	23,521	(22,155)
Net change in cash, cash equivalents and restricted cash	6,689	(46,880)
Cash, cash equivalents and restricted cash, beginning of period	28,170	73,626
Cash, cash equivalents and restricted cash, end of period	$34,859	$26,746
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:
Cash and cash equivalents	$33,118	$22,650
Restricted cash	1,741	4,096
Total cash, cash equivalents and restricted cash	$34,859	$26,746
Supplemental disclosure of cash flow information:
Cash payments for interest	$3,712	$9,091
Cash payments (refunds) for taxes, net	$107	$(89)

Non-GAAP Financial Measures

In addition to Offerpad’s results of operations above, Offerpad reports certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). These measures have limitations as analytical tools when assessing Offerpad’s operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income.

Offerpad may calculate or present its non-GAAP financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP financial measures Offerpad reports may not be comparable with those of companies in Offerpad’s industry or in other industries. Offerpad has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) within this press release because Offerpad is unable to calculate certain reconciling items without making unreasonable efforts. These items, which include, but are not limited to, stock-based compensation with respect to future grants and forfeitures, could materially affect the computation of forward-looking net income (loss), are inherently uncertain and depend on various factors, some of which are outside of Offerpad’s control.

Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins)

To provide investors with additional information regarding Offerpad’s margins, Offerpad has included Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins), which are non-GAAP financial measures. Offerpad believes that Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest are useful financial measures for investors as they are used by management in evaluating unit level economics and operating performance across Offerpad’s markets. Each of these measures is intended to present the economics related to the number of homes sold or other real estate transactions during a given period. Offerpad does so by including revenue generated from its Cash Offer, Cash Offer Marketplace, and Brokerage Services solutions in the period and only the expenses that are directly attributable to these transactions, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in real estate inventory as of the end of the period presented. Contribution Profit provides investors a measure to assess Offerpad’s ability to generate returns during a reporting period after considering home acquisition costs, renovation and repair costs, and adjusting for holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including interest costs (including senior and mezzanine secured credit facilities and other senior secured debt) attributable to homes sold during a reporting period. Offerpad believes these measures facilitate meaningful period over period comparisons and illustrate Offerpad’s ability to generate returns on its homes sold and other real estate transactions after considering the costs directly related to such transactions in a presented period.

Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest (and related margins) are supplemental measures of Offerpad’s operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in real estate inventory at the end of the period, costs required to be recorded under GAAP in the same period.

Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP. Offerpad includes a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.

Adjusted Gross Profit / Margin

Offerpad calculates Adjusted Gross Profit as gross profit under GAAP adjusted for (1) net real estate inventory valuation adjustment plus (2) interest expense associated with homes sold in the presented period and recorded in cost of revenue. Net real estate inventory valuation adjustment is calculated by adding back the real estate inventory valuation adjustment charges recorded during the period on homes that remain in real estate inventory at period end and subtracting the real estate inventory valuation adjustment charges recorded in prior periods on homes sold in the current period. Offerpad defines Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance, as it captures gross margin performance isolated to real estate transactions in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess performance across the key phases of processing a home (acquisitions, renovations, and resale) for a specific resale cohort.

Contribution Profit / Margin

Offerpad calculates Contribution Profit as Adjusted Gross Profit, minus (1) direct selling costs incurred on homes sold during the presented period, minus (2) holding costs incurred in the current period on homes sold during the period recorded in sales, marketing, and operating, minus (3) holding costs incurred in prior periods on homes sold in the current period recorded in sales, marketing, and operating, plus (4) other income, net which is primarily comprised of interest income earned on our cash and cash equivalents. The composition of Offerpad’s holding costs is described in the footnotes to the reconciliation table below. Offerpad defines Contribution Margin as Contribution Profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance as it captures the unit level performance isolated to real estate transactions in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflow directly associated with a specific resale cohort.

Contribution Profit / Margin After Interest

Offerpad defines Contribution Profit After Interest as Contribution Profit, minus (1) interest expense associated with homes sold in the presented period and recorded in cost of revenue, minus (2) interest expense associated with homes sold in the presented period, recorded in costs of sales, and previously excluded from Adjusted Gross Profit, and minus (3) interest expense under Offerpad’s senior and mezzanine secured credit facilities and other senior secured debt incurred on homes sold during the period. This includes interest expense recorded in prior periods in which the sale occurred. Offerpad’s senior and mezzanine secured credit facilities and other senior secured debt are secured by its homes in real estate inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. Offerpad defines Contribution Margin After Interest as Contribution Profit After Interest as a percentage of revenue.

Offerpad views this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when fully burdened with costs of financing.

The following table presents a reconciliation of Offerpad’s Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest to Offerpad’s Gross Profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
(in thousands, except percentages, homes sold, and real estate transactions, unaudited)	June 30, 2026	March 31, 2026	June 30, 2025
Gross profit (GAAP)	$7,117	$5,557	$14,189
Gross margin	9.2%	6.9%	8.9%
Homes sold	206	211	452
Gross profit per home sold	$34.5	$26.3	$31.4
Total real estate transactions (1)	295	263	568
Gross profit per real estate transaction	$24.1	$21.1	$25.0
Adjustments:
Real estate inventory valuation adjustment - current period (2)	247	414	1,052
Real estate inventory valuation adjustment - prior period (3)	(529)	(755)	(1,556)
Interest expense capitalized (4)	501	724	1,240
Adjusted gross profit	$7,336	$5,940	$14,925
Adjusted gross margin	9.4%	7.4%	9.3%
Adjustments:
Direct selling costs (5)	(1,809)	(1,937)	(4,230)
Holding costs on sales - current period (6)(7)	(210)	(390)	(361)
Holding costs on sales - prior period (6)(8)	(246)	(389)	(507)
Other income, net (9)	231	361	244
Contribution profit	$5,302	$3,585	$10,071
Contribution margin	6.8%	4.5%	6.3%
Homes sold	206	211	452
Contribution profit per home sold	$25.7	$17.0	$22.3
Total real estate transactions (1)	295	263	568
Contribution profit per real estate transaction	$18.0	$13.6	$17.7
Adjustments:
Interest expense capitalized (4)	(501)	(724)	(1,240)
Interest expense on homes sold - current period (10)	(234)	(283)	(1,342)
Interest expense on homes sold - prior period (11)	(570)	(1,138)	(1,866)
Contribution profit after interest	$3,997	$1,440	$5,623
Contribution margin after interest	5.1%	1.8%	3.5%
Homes sold	206	211	452
Contribution profit after interest per home sold	$19.4	$6.8	$12.4
Total real estate transactions (1)	295	263	568
Contribution profit after interest per real estate transaction	$13.5	$5.5	$9.9
(1)
Total real estate transactions represents the total number of closed real estate transactions including Cash Offer homes sold, Cash Offer Marketplace transactions, and listings closed under our Brokerage Services solutions.
(2)
Real estate inventory valuation adjustment – current period is the real estate inventory valuation adjustments recorded during the period presented associated with homes that remain in real estate inventory at period end.
(3)
Real estate inventory valuation adjustment – prior period is the real estate inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(4)
Interest expense capitalized represents all interest related costs under our senior and mezzanine secured credit facilities and other senior secured debt, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.
(5)
Direct selling costs represents selling costs incurred related to homes sold in the period presented. This primarily includes broker commissions and title and escrow closing fees.
(6)
Holding costs primarily include insurance, utilities, homeowners association dues, property taxes, cleaning, and maintenance costs.
(7)
Represents holding costs incurred on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(8)
Represents holding costs incurred in prior periods on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(9)
Other income, net principally represents interest income earned on our cash and cash equivalents.
(10)
Represents interest expense under our senior and mezzanine secured credit facilities and other senior secured debt incurred on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.
(11)
Represents interest expense under our senior and mezzanine secured credit facilities and other senior secured debt incurred in prior periods on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.

Adjusted Net Income (Loss) and Adjusted EBITDA

Offerpad also presents Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP financial measures, which the management team uses to assess Offerpad’s underlying financial performance. Offerpad believes these measures provide insight into period over period performance, adjusted for non-recurring or non-cash items.

Offerpad calculates Adjusted Net Income (Loss) as GAAP Net Income (Loss) adjusted for the change in fair value of warrant liabilities. Offerpad defines Adjusted Net Income (Loss) Margin as Adjusted Net Income (Loss) as a percentage of revenue.

Offerpad calculates Adjusted EBITDA as Adjusted Net Income (Loss) adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. Offerpad defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue.

Adjusted Net Income (Loss) and Adjusted EBITDA are supplemental to Offerpad’s operating performance measures calculated in accordance with GAAP and have important limitations. For example, Adjusted Net Income (Loss) and Adjusted EBITDA exclude the impact of certain costs required to be recorded under GAAP and could differ substantially from similarly titled measures presented by other companies in Offerpad’s industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP.

The following table presents a reconciliation of Offerpad’s Adjusted Net Income (Loss) and Adjusted EBITDA to its GAAP Net Income (Loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
(in thousands, except percentages, unaudited)	June 30, 2026	March 31, 2026	June 30, 2025
Net loss (GAAP)	$(9,288)	$(10,133)	$(10,903)
Change in fair value of warrant liabilities	(123)	(169)	(329)
Adjusted net loss	$(9,411)	$(10,302)	$(11,232)
Adjusted net loss margin	(12.1%)	(12.9%)	(7.0%)
Adjustments:
Interest expense	1,387	1,617	3,665
Amortization of capitalized interest (1)	501	724	1,240
Income tax expense	16	16	30
Depreciation and amortization	285	287	253
Amortization of stock-based compensation	1,012	942	1,257
Adjusted EBITDA	$(6,210)	$(6,716)	$(4,787)
Adjusted EBITDA margin	(8.0%)	(8.4%)	(3.0%)

(1) Amortization of capitalized interest represents all interest related costs under our senior and mezzanine secured credit facilities and other senior secured debt, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.